EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I hereby certify that, to the best of my knowledge and belief, this Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wilshire Financial Services Group Inc.

WILSHIRE FINANCIAL SERVICES GROUP INC.

Date: March 19, 2003	/s/ STEPHEN P. GLENNON
Stephen P. Glennon
Chief Executive Officer